EXHIBIT 32.1

THE CHEESECAKE FACTORY INCORPORATED

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TOSECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of The Cheesecake Factory Incorporated (the “Company”) on Form 10-Q for the period ended March 30, 2004 as filed with the Securities and Exchange Commission on April 27, 2004 and amended on the date hereof (the “Report”), I, David Overton, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 26, 2004

/s/ DAVID OVERTON —————————————— David Overton Chairman of the Board, President and Chief Executive Officer

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